UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2014

DFC Global Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

DFC Global Corp. (the "Company") has been informed that a purported class action lawsuit has been filed against it, certain of its senior executives and directors, and the two underwriters who served as joint book-running managers for the Company’s April 7, 2011 common stock offering (the "2011 Offering") in the United States District Court for the Eastern District of Pennsylvania. The complaint, which purports to be brought as a class action on behalf of purchasers of the Company's common stock in the 2011 Offering, alleges violations of federal securities laws regarding disclosures made by the Company with respect to its prospectus and registration statement relating to the 2011 Offering (the "Offering Materials"), and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 which were incorporated by reference into the Offering Materials. The complaint seeks unspecified monetary and other relief. The Company believes that the complaint is without merit and intends to defend against it vigorously.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

March 26, 2014	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance, Chief Accounting Officer and Corporate Controller